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                                                                   EXHIBIT 5-1

                                                              October 5, 1995



MCN Corporation
500 Griswold Street
Detroit, MI 48226

Ladies and Gentlemen:

  I am acting as counsel for MCN Corporation ("MCN") and MCN Investment Corporation ("MCN Investment"), both Michigan corporations, in connection with the registration of up to $200,000,000 of Debt Securities to be offered on a continuous or delayed basis pursuant to the provisions of Rule 415. The Debt Securities are being registered under the Securities Act of 1933, as amended, by a Registration Statement on Form S-3 filed with the Securities and Exchange Commission on October 5, 1995. Capitalized terms used but not defined herein are used as defined in the Registration Statement.

  In preparation for rendering my opinion hereafter expressed, I have examined the originals or copies, certified to my satisfaction, of such corporate records and other documents and certificates as I have deemed necessary.

  Based on the above, I am of the opinion that:

  1. MCN and MCN Investment are corporations duly organized and validly existing under and pursuant to the laws of the State of Michigan.

  2. The Debt Securities when sold, will be legally issued by MCN Investment, duly authorized, fully paid and nonassessable and will be binding obligations of MCN Investment.

  I hereby consent to the use of this opinion as Exhibit 5-1 to the Registration Statement and to the use of my name under the caption "Validity of Securities" in the Registration Statement.

                                                Very truly yours,




                                               /s/   Daniel L. Schiffer
                                               --------------------------------
                                                     Daniel L. Schiffer
                                               Senior Vice President, General
                                                   Counsel and Secretary
                                                       MCN Corporation